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      As filed with the Securities and Exchange Commission on June 3, 1994
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                       Securities and Exchange Commission
                             Washington, D.C. 20549
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                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - May 26, 1994


                         Commission file number  1-8413


                          Citizens First Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)



            New Jersey                           22-2395812
     (State of Incorporation)      (I.R.S. Employer Identification Number)


208 Harristown Road, Glen Rock, New Jersey          07452-3306
(Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code:  (201) 445-3400




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ITEM 5. OTHER EVENTS

      May 26, 1994 - Citizens First Bancorp, Inc. announced that it will redeem all of its outstanding Preferred Stock, Series A $2.50 Cumulative Convertible on July 14, 1994. The redemption price for each share of Preferred Stock is $23.00, plus $.51 in accrued dividends through the date of redemption, for a total of $23.51 per share.

      At any time prior to 5:00 p.m. on Thursday, July 14, 1994 each share of Preferred Stock may be converted into 8.78 shares of the Company's Common Stock. The Company said that, based upon the closing price of Common Stock on May 25 of $8.75, the market value of 8.78 shares of Common Stock equalled $76.82, far exceeding the redemption price of $23.51.
















































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CITIZENS FIRST BANCORP, INC.




Date:  June 3, 1994                    By ALLAN D. NICHOLS
                                          -------------------
                                       Allan D. Nichols
                                       Chairman of the Board
                                       Chief Executive Officer








































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